UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 17, 2005

DYNAVAX TECHNOLOGIES
CORPORATION
(Exact name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50577 (Commission File Number)	33-0728374 (IRS Employer Identification No.)

2929 Seventh Street, Suite 100, Berkeley, (Address of Principal Executive Offices)	CA 94710 (Zip Code)
Registrant’s telephone number, including area code: (510) 848-5100

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
          (a)     On August 19, 2005, Louis C. Bock notified Dynavax Technologies Corporation (the “Company”) of his resignation as a director and as chair of the Compensation Committee. Mr. Bock has been a member of our Board of Directors since December 1999, and his decision to resign was not due to any disagreement with the Company.
          (d)     On August 17, 2005, the Company appointed Dr. Stanley A. Plotkin as a director of the Company. Dr. Plotkin will serve as one of the Company’s Class II directors until the 2008 annual meeting of stockholders or until his earlier resignation or removal.
          In connection with his joining the Board, Dr. Plotkin received an option to purchase 20,000 shares of common stock (vesting in four equal installments on each anniversary of the grant date), and will receive subsequent annual grants at the stockholders’ meeting (beginning with the 2006 meeting) of 10,000 shares each year thereafter (which vest in full on the one-year anniversary of the grant date). Dr. Plotkin will also receive an annual retainer of $20,000, and an additional $2,000 for each board meeting attended in person and $500 for each board meeting attended by telephone.
          The press release issued by the Company announcing Dr. Plotkin’s appointment to the board of directors is attached as Exhibit 99.1.
Item 9.01     Financial Statements and Exhibits.
     (c)     Exhibits.
     99.1     Press release of Dynavax Technologies Corporation, dated August 17, 2005.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dynavax Technologies Corporation

Date: August 19, 2005	By:	/s/ Deborah A. Smeltzer
Deborah A. Smeltzer
Vice President, Operations and Chief Financial Officer